UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2019

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-225149
(State or jurisdiction of	(Commission File Number)	(IRS employer
incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (972) 272-3571

N/A
(Former name or former address, if changed since last report)

Item 8.01: Other Events

On December 10, 2019 the Board of Directors of Micropac Industries, Inc. approved the payment of a special dividend of $0.10 per share for shareholders of record as of January 8, 2020. It is anticipated that this dividend will be paid to the Company’s shareholders on or about February 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 12/12/19	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark W. King
Chief Executive Officer